Exhibit 32.1

CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Laureate Resources & Steel Industries Inc. on Form 10-KSB for the year ended August 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Gerald Sullivan, Acting Principal Executive Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 16, 2008

By:	/s/ Gerald Sullivan
	Name:	Gerald Sullivan
	Title:	Acting Principal Executive Officer and Principal Financial Officer